UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 25, 2026 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

150 York Street, Suite 1802, Toronto, Ontario M5H 3S5

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On February 25, 2026, i-80 Gold Corp. (the “Company”) issued a press release titled “i-80 Gold Extends Deadline for Holders of Convertible Debentures to Submit Interest Conversion Election Notices.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On February 25, 2026, the Company announced, that in connection with the previously announced mandatory redemption of the Company’s 8% secured convertible debenture notes due 2027 (the “Debentures”), the deadline for the holders of the Debentures (“Debentureholders”) to submit their elections to convert accrued and unpaid interest on the Debentures (the “Interest Election Right”) into common shares of the Company (the “Common Shares”) has been extended to 5:00 pm (EST) on Friday, March 6, 2026 (the “Deadline”).

To exercise their Interest Election Right, registered holders of the Debentures must complete and return a share interest election notice (the “Interest Election Notice”) to i-80 GOLD CORP. c/o TSX Trust Company, 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1, Attention: Corporation Actions. Email: tmxestaff-corporatetrust@tmx.com by the Deadline. Copies of the Interest Election Notice may be obtained from the Company’s information agent for the redemption, Shorecrest Group.

Debentureholders whose Debentures are registered in the name of an investment dealer, bank, trust company, or other intermediary should immediately contact that intermediary for assistance if they wish to submit an Interest Election Notice in respect of the Debentures they hold in order to take the necessary steps. Intermediaries likely have established cut-off times that are prior to the Deadline. Debentureholders must instruct their brokers or other intermediaries promptly if they wish to submit an Interest Election Notice.

Pursuant to the terms of the indenture for the Debentures dated as of February 22, 2023 between the Company and the TSX Trust Company, as supplemented by the First Supplemental Convertible Debenture Indenture dated as of February 28, 2025 (collectively, the “Indenture”), the conversion price of the Debentures for the purposes of the Interest Election Right will be calculated based on the volume weighted average trading price of the Common Shares on the TSX during the five trading days immediately preceding the date the Debentureholder’s Interest Election Notice is received by the Company c/o TSX Trust Company (in accordance with Section 13.1 of the Indenture), less a discount of 15%, converted into U.S. dollars at the Bank of Canada rate on such date. Debentureholders who do not submit an Interest Election Notice by the Deadline will, pursuant to the terms of the Indenture, be paid in cash for their accrued and unpaid interest on the Debentures.

When submitted, an Interest Election Notice is irrevocable. Debentureholders who have already submitted an Interest Election Notice do not need to take any further action. Interest Election Notices that were previously submitted cannot be withdrawn.

This Current Report on Form 8-K is not a notice of redemption or convertibility of the Debentures. The redemption of the Debentures is being made solely pursuant to the Redemption Notice, dated February 11, 2026, relating to the Debentures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release, dated February 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026

i-80 GOLD CORP.

By:	/s/ Ryan Snow
Name:	Ryan Snow
Title:	EVP, Chief Financial Officer